Exhibit VII
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NORDIC INVESTMENT BANK
Financial information
January—August 2009
(unaudited)
20 October 2009

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Table of contents

Key figures	3
Comments	4
Statement of comprehensive income	5
Statement of financial position	6
Changes in equity	8
Cash flow statement	9
Nordic Investment Bank (NIB)
Fabianinkatu 34
P.O. Box 249
FI-00171 Helsinki, Finland
Telephone: +358 10 618 001
Fax: +358 10 618 0725
Internet: www.nib.int
E-mail: info@nib.int

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Key figures

(In EUR million unless otherwise specified)	Aug 2009*	Aug 2008*	Dec 2008
Net interest income	142	136	212
Core earnings**	127	119	189
Profit/loss	231	30	-281
Loans disbursed	1,196	1,847	2,486
Loan agreements	686	1,636	2,707
Loans outstanding	13,584	13,381	13,063
Guarantee commitments	17	25	17
New debt issues	3,113	3,290	4,681
Debts evidenced by certificates	17,911	15,730	17,549
Net liquidity	3,479	3,617	3,638
Total assets	22,306	20,518	22,620
Equity/total assets (%)	8.8%	9.9%	7.6%
Number of employees (persons)	174	169	170

*	Unaudited figures to be read in conjunction with NIB’s audited financial statements for 2008 and the notes thereto

**	Core earnings consist of the profit before adjustments to hedge accounting, fair value adjustments made to the trading portfolio and impairments and reversals of these.

4 (10)
Comments
NIB’s financial figures January—August 2009
During the first eight months of 2009, the financial markets showed increasing signs of normalisation. However, the real economy was still adjusting, and output fell in the membership area. In this environment, the demand for NIB’s loans continued to be strong.
NIB’s operational results for January—August 2009 in terms of core earnings* amounted to EUR 127 million, up from EUR 119 million during the same period last year. NIB’s profit rose to EUR 231 million. Positive valuations on financial instruments in the Bank’s treasury portfolios contributed to the profit together with positive adjustments to the Bank’s hedge accounting.
NIB’s balance sheet total at the end of the period was EUR 22.3 billion. Loans outstanding increased to EUR 13.6 billion, which is 4% higher than at year-end 2008. Loan disbursements amounted to EUR 1.2 billion (January—August 2008: EUR 1.8 billion). Impairments to the loan-book increased by EUR 27 million during the period, totalling EUR 96 million at the end of August.
In its lending operations, NIB put an increasing emphasis on financing projects complying with the Bank’s mandate. About 70% of the disbursements were in the priority areas: the environment; energy; transport, logistics and communications; and innovation. Projects dealing with the environment alone accounted for 28% of the total disbursements.
As a strong AAA-rated multilateral issuer, NIB has continued to be able to raise funds on favourable terms. During the eight-month period, the Bank issued its first EUR benchmark bond. By the end of August, the Bank had issued in total EUR 3.1 billion in nine currencies.
NIB expects demand for its loans to persist during the rest of the year and the steady upward trend in its core earnings to continue.

Johnny Åkerholm
President and CEO

*	Core earnings consist of the profit before adjustments to hedge accounting, fair value adjustments made to the trading portfolio and credit losses and reversals of these.

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Statement of comprehensive income
EUR 1,000

	Jan-Aug 2009*	Jan-Aug 2008*	Jan-Dec 2008

Interest income	454,223	638,953	979,236
Interest expense	-311,735	-502,554	-766,845

Net interest income	142,488	136,399	212,391

Commission income and fees received	6,598	5,378	9,567
Commission expense and fees paid	-1,772	-1,878	-2,310
Net profit/loss on financial operations	134,737	-84,210	-386,923
Foreign exchange gains and losses	-844	38	-142

Operating income	281,206	55,726	-167,417

Expenses
General administrative expenses	19,699	19,515	30,346
Depreciation	3,299	2,877	4,360
Impairment of loans	26,755	2,850	79,150

Total expenses	49,753	25,241	113,856

PROFIT/LOSS FOR THE PERIOD	231,454	30,485	-281,273

Available-for-sale portfolio	-2,596

Total, comprehensive income	228,858

*	Unaudited figures
to be read in conjunction with NIB’s audited financial statements for 2008 and the notes thereto

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Statement of financial position
EUR 1,000

	31 Aug 2009*	31 Aug 2008*	31 Dec 2008

ASSETS

Cash and cash equivalents	3,989,660	3,929,746	4,776,821

Financial placements
Placements with credit institutions	104,863	79,517	82,013
Debt securities	2,795,691	1,895,339	2,502,333
Other	12,078	13,558	14,157

	2,912,633	1,988,414	2,598,503

Loans outstanding	13,583,916	13,380,549	13,062,568

Intangible assets	6,213	6,594	6,816

Tangible assets, property and equipment	33,949	35,652	35,107

Other assets
Derivatives	1,368,157	732,922	1,734,353
Other assets	13,284	1,715	8,123

	1,381,440	734,638	1,742,476

Paid-in capital and payments to the Bank’s reserves, receivable	23,997	36,474	31,556

Accrued interest and fees receivable	373,833	406,269	366,590

TOTAL ASSETS	22,305,641	20,518,336	22,620,436

LIABILITIES AND EQUITY
Liabilities

Amounts owed to credit institutions
Short-term amounts owed to credit institutions	511,070	303,619	1,092,809
Long-term amounts owed to credit institutions	155,497	77,723	79,107

	666,567	381,341	1,171,917

Repurchase agreements	—	9,127	45,900

Debts evidenced by certificates
Debt securities issued	17,663,556	15,534,667	17,320,259
Other debt	247,236	195,623	229,122

	17,910,793	15,730,290	17,549,380

Other liabilities
Derivatives	1,465,289	1,981,942	1,785,185
Other liabilities	6,414	6,754	5,204

	1,471,703	1,988,696	1,790,389

Accrued interest and fees payable	297,777	367,457	332,907

Total liabilities	20,346,840	18,476,911	20,890,493

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		31 Aug 2009*	31 Aug 2008*	31 Dec 2008
Equity
Authorised and subscribed capital	4,141,903
of which callable capital	-3,723,301

Paid-in capital	418,602	418,602	418,602	418,602
Reserve funds
Statutory Reserve		664,329	651,851	656,770
General Credit Risk Fund		340,857	622,131	622,131
Special Credit Risk Fund PIL		281,919	281,919	281,919
Payments to the Bank’s reserves, receivable		23,997	36,474	31,556
Other value adjustments		-2,357	-37	239
Profit/loss for the period		231,454	30,485	-281,273

Total equity		1,958,801	2,041,424	1,729,943

TOTAL LIABILITIES AND EQUITY		22,305,641	20,518,336	22,620,436

Guarantee commitments		16,667	25,000	16,667

*	Unaudited figures
to be read in conjunction with NIB’s audited financial statements for 2008 and the notes thereto

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Changes in equity*
EUR 1,000

					Payments
					to the
					Bank’s
				Special	Statutory
			General	Credit	Reserve	Appropriation to	Other	Profit/loss
	Paid-in	Statutory	Credit	Risk Fund	and credit	dividend	value	for the
	capital	Reserve	Risk Fund	PIL	risk funds	payment	adjustments	period	Total

Equity at 31 December 2007	418,602	645,612	622,131	238,200	42,713	0	973	68,719	2,036,950

Appropriations between reserve funds				43,719		25,000		-68,719	0

Paid-in capital									0

Called in authorised and subscribed capital									0

Payments to the Bank’s Statutory Reserve and credit risk funds, receivable		6,239			-6,239				0

Dividend payment						-25,000			-25,000

Comprehensive income for the period 1/1-31/8/2008							-1,011	30,485	29,474

Equity at 31 August 2008	418,602	651,851	622,131	281,919	36,474	0	-38	30,485	2,041,424

Payments to the Bank’s Statutory Reserve and credit risk funds, receivable		4,919			-4,919				0

Comprehensive income for the period 1/9-31/12/2008							277	-311,758	-311,481

Equity at 31 December 2008	418,602	656,770	622,131	281,919	31,556	0	239	-281,273	1,729,943

Appropriations between reserve funds			-281,273					281,273	0

Paid-in capital									0

Called in authorised and subscribed capital									0

Payments to the Bank’s Statutory Reserve and credit risk funds, receivable		7,559			-7,559				0

Comprehensive income for the period 1/1-31/8/2009							-2,596	231,454	228,858

Equity at 31 August 2009	418,602	664,329	340,857	281,919	23,997	0	-2,357	231,454	1,958,801

*	Only the year-end figures are audited

to be read in conjunction with NIB’s audited financial statements for 2008 and the notes thereto

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Cash flow statement
EUR 1,000

	Jan-Aug 2009*	Jan-Aug 2008*		Jan-Dec 2008
Cash flows from operating activities
Profit/loss from operating activities	231,454	30,485		-281,273

Adjustments:
Amortisation of issuing charges	—	6,900		9,175
Market value adjustment, trading portfolio	-16,856	1,977		7,402
Impairment on accrued interest and matured financial assets	1,739	—		7,459
Debt securities moved from trading to held-to maturity portfolio	—	—		46,829
Depreciation and write-down in value of tangible and intangible assets	3,299	2,877		4,360
Change in accrued interest and fees (assets)	-8,982	-37,845		-554
Change in accrued interest and fees (liabilities)	-35,130	3,989		-30,561
Impairment of loans	26,755	2,850		79,150
Adjustment to hedge accounting	-29,499	-7,559		38,809
Other adjustments to the year’s profit	-24	-22		-34

Adjustments, total	-58,699	-26,834		162,035

Lending
Disbursements of loans	-1,195,694	-1,846,897		-2,486,401
Repayments of loans	780,250	765,858		1,467,170
Realised impairment losses on loans	10,178
Capitalisations, redenominations, index adjustments etc.	-669	-1,164		-1,838
Exchange rate adjustments	-135,168	-6,209		255,290

Lending, total	-541,103	-1,088,412		-765,779

Cash flows from operating activities, total	-368,348	-1,084,761		-885,017

Cash flows from investing activities

Placements and debt securities
Purchase of debt securities	-583,283	-972,727		-1,814,602	**
Sold and matured debt securities	298,376	660,000		855,700	**
Placements with credit institutions	-23,139	13,915		11,419
Other financial placements	-517	-5,925		-6,247
Exchange rate adjustments etc.	-2,687	266		752

Placements and debt securities, total	-311,251	-304,470		-952,978

Other items
Acquisition of intangible assets	-1,069	-1,115		-2,023
Acquisition of tangible assets	-470	-501		-753
Change in other assets	-5,161	-830		-11,633

Other items, total	-6,700	-2,445		-14,408

Cash flows from investing activities, total	-317,951	-306,916		-967,386

Cash flows from financing activities

Debts evidenced by certificates
Issues of new debt	3,112,621	3,289,445	***	4,695,020	***

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	Jan-Aug 2009*	Jan-Aug 2008*	Jan-Dec 2008

Redemptions	-2,643,746	-2,030,580	-2,570,663
Exchange rate adjustments	223,926	-313,852	-216,503

Debts evidenced by certificates, total	692,801	945,013	1,907,854

Other items
Long-term placements from credit institutions	76,390	-13,951	-12,567
Change in swap receivables	170,494	108,858	-357,189
Change in swap payables	-421,676	-53,527	-73,234
Change in other liabilities	1,210	2,258	708
Dividend paid	—	-25,000	-25,000
Paid-in capital and reserves	7,559	6,239	11,158

Other items, total	-166,024	24,877	-456,125

Cash flows from financing activities, total	526,777	969,890	1,451,729

CHANGE IN NET LIQUIDITY	-159,522	-421,787	-400,675

Opening balance for net liquidity	3,638,112	4,038,787	4,038,787
Closing balance for net liquidity	3,478,590	3,617,000	3,638,112

Additional information to the statement of cash flows
Interest income received	446,980	676,799	981,068
Interest expense paid	-346,865	-498,565	-797,406
The cash flow statement has been prepared using the indirect method and the items of cash flows cannot be directly concluded from the statements of financial positions.

*	Unaudited figures to be read in conjunction with NIB’s audited financial statements for 2008 and the notes thereto

**	Reclassification of debt securities from trading portfolio to held-to-maturity is included in these items.

***	Including issuing charges 1 Jan—31 Aug 2008 EUR -953 thousand and 1 Jan—31 Dec 2008 EUR -14,278 thousand.